Exhibit 107.1

Calculation of Filing Fee Tables

Form S-8

Registration Statement under the Securities Act of 1933

(Form Type)

John Marshall Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities
Security Type	Security Class Title (1)	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Unit (2)	Maximum Aggregate Offering Price (1)(2)	Fee Rate	Amount of Registration Fee (3)
Equity	Common Stock, par value $0.01 per share	457(c) and 457(h)	323,670 (4)	$28.57	$9,247,252	$110.20 per $1,000,000	$1,019.05
Equity	Common Stock, par value $0.01 per share	457(c) and 457(h)	185,735 (5)	$28.57	$5,306,449	$110.20 per $1,000,000	$584.77
Equity	Common Stock, par value $0.01 per share	457(c) and 457(h)	4,199 (6)	$28.57	$119,965	$110.20 per $1,000,000	$13.22
Total Offering Amounts							$1,617.04
Total Fee Offsets (7)							--
Net Fee Due							$1,617.04

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 also covers additional shares that may be offered or issued under the registrant’s (i) Amended and Restated John Marshall Bancorp, Inc. 2015 Stock Incentive Plan (the “2015 Plan”) and (ii) Amended and Restated John Marshall Bank 2006 Stock Option Plan (the “2006 Plan”), by reason of stock splits, stock dividends, or similar transactions.

(2)	Estimated pursuant to Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the amount of the registration fee based upon the average of the high and low prices for a share of the registrant’s common stock on December 13, 2022, as reported on The Nasdaq Capital Market.

(3)	Rounded up to the nearest penny.

(4)	Represents 323,670 shares of the registrant’s common stock reserved for issuance under the 2015 Plan.

(5)	Represents 185,735 shares of the registrant’s common stock underlying stock options outstanding under the 2015 Plan.

(6)	Represents 4,199 shares of the registrant’s common stock underlying stock options outstanding under the 2006 Plan.

(7)	The registrant doesn’t have any fee offsets.